Exhibit 99.1

GameSquare Approves Stock Buyback Program Funded by Ethereum Yield Proceeds

Purchased 2,717 of Ethereum for $10 million, increasing treasury holdings to 15,630.07 ETH

Onchain yield strategy with Dialectic commenced August 1, 2025

FRISCO, TEXAS / August 4, 2025 – GameSquare Holdings, Inc. (NASDAQ: GAME) (“GameSquare” or the “Company”) a next-generation media, entertainment, and technology company, today announced that it began its previously disclosure Ethereum (ETH) treasury strategy through Dialectic’s onchain yield platform on August 1, 2025. The strategy targets annualized yields of 8% to 14% and is a central pillar of GameSquare’s crypto-native treasury initiative.

In connection with the next phase of its crypto-native treasury strategy, GameSquare’s Board of Directors has authorized a stock repurchase program, funded through net proceeds generated by the onchain yield platform, to acquire up to $5 million worth of GameSquare’s common stock. Under the repurchase program, GameSquare may purchase shares of its common stock on a discretionary basis from time to time through open market repurchases, in privately negotiated transactions, or other means, including through Rule 10b5-1 trading plans.

“We are taking a clear and disciplined approach to capital allocation,” said Justin Kenna, CEO of GameSquare. “Every dollar of net income our Ethereum yield strategy generates can be used to buy back our stock, provided it trades below $1.50 per share under our current plan. This reflects our belief that the current market value does not fully capture the long-term earnings potential of our operating businesses or our treasury management strategy.”

GameSquare expects to generate target onchain yields of 8% to 14% annually through its partnership with Dialectic. The yield program represents a core element of GameSquare’s broader initiative to convert ETH holdings from passive assets into recurring, income-generating capital.

Kenna continued, “With over $60 million now deployed in ETH and NFT purchases, we’re focused on turning Ethereum from a passive asset into a source of recurring revenue. This strategy is about more than just holding crypto, it’s about generating real returns, creating shareholder value, and building a new revenue stream for the business.”

The Company’s previously announced authorization to allocate up to $250 million toward its Ethereum treasury strategy remains in place and will support potential expansion over time.

About GameSquare Holdings, Inc.

GameSquare (NASDAQ:GAME) is a cutting-edge media, entertainment, and technology company transforming how brands and publishers connect with Gen Z, Gen Alpha, and Millennial audiences. With a platform that spans award-winning creative services, advanced analytics, and FaZe Clan, one of the most iconic gaming organizations, we operate one of the largest gaming media networks in North America. Complementing our operating strategy, GameSquare operates a blockchain-native Ethereum treasury management program designed to generate onchain yield and enhance capital efficiency, reinforcing our commitment to building a dynamic, high-performing media company at the intersection of culture, technology, and next-generation financial innovation.

To learn more, visit www.gamesquare.com.

Forward-Looking Information

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking statements”) within the meaning of the applicable securities legislation. All statements, other than statements of historical fact, are forward-looking statements and are based on expectations, estimates and projections as at the date of this news release. Any statement that involves discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions, future events or performance (often but not always using phrases such as “expects”, or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “budget”, “scheduled”, “forecasts”, “estimates”, “believes” or “intends” or variations of such words and phrases or stating that certain actions, events or results “may” or “could”, “would”, “might” or “will” be taken to occur or be achieved) are not statements of historical fact and may be forward-looking statements. In this news release, forward-looking statements relate, among other things, to: the Company’s future performance, revenue, growth and profitability; and the Company’s ability to execute on its current and future business plans. These forward-looking statements are provided only to provide information currently available to us and are not intended to serve as and must not be relied on by any investor as, a guarantee, assurance or definitive statement of fact or probability. Forward-looking statements are necessarily based upon a number of estimates and assumptions which include, but are not limited to: the Company’s ability to grow its business and being able to execute on its business plans, the success of Company’s vendors and partners in their provision of services to the Company, the Company being able to recognize and capitalize on opportunities and the Company continuing to attract qualified personnel to supports its development requirements. These assumptions, while considered reasonable, are subject to known and unknown risks, uncertainties, and other factors which may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking statements. Such factors include, but are not limited to: the Company’s ability to achieve its objectives, the Company successfully executing its growth strategy, the ability of the Company to obtain future financings or complete offerings on acceptable terms, failure to leverage the Company’s portfolio across entertainment and media platforms, dependence on the Company’s key personnel and general business, economic, competitive, political and social uncertainties. These risk factors are not intended to represent a complete list of the factors that could affect the Company which are discussed in the Company’s most recent MD&A. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on the forward-looking statements and information contained in this news release. GameSquare assumes no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.

Corporate Contact

Lou Schwartz, President

Phone: (216) 464-6400

Email: ir@gamesquare.com

Investor Relations

Andrew Berger

Phone: (216) 464-6400

Email: ir@gamesquare.com

Media Relations

Chelsey Northern / The Untold

Phone: (254) 855-4028

Email: pr@gamesquare.com